                                                                     Exhibit 2.3

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               PR BEAVER VALLEY LIMITED PARTNERSHIP, as mortgagor


                                       to


                      COLUMN FINANCIAL, INC., as mortgagee



            --------------------------------------------------------
                              OPEN-END MORTGAGE AND
                               SECURITY AGREEMENT
            --------------------------------------------------------



                            Dated as of April 4, 2002


         PROPERTY SITUATED IN THE COUNTY OF BEAVER, COMMONWEALTH OF PENNSYLVANIA, KNOWN AS THE BEAVER VALLEY MALL, LOCATED IN CENTER TOWNSHIP.

         THIS INSTRUMENT IS TO BE FILED AND INDEXED IN THE REAL ESTATE RECORDS AND IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS UNDER THE NAMES OF MORTGAGOR, AS "DEBTOR", AND MORTGAGEE, AS "SECURED PARTY".

         (THIS IS AN OPEN-END MORTGAGE AND SECURES FUTURE ADVANCES PURSUANT TO 42 PA. C.S. ss.ss.8143 AND 8144, ACT NO. 126 OF 1990)




                            DOCUMENT PREPARED BY AND
                            WHEN RECORDED, RETURN TO:

                                Winston & Strawn
                                 200 Park Avenue
                            New York, New York 10166
                             Attn: Corey A. Tessler



================================================================================

                    OPEN-END MORTGAGE AND SECURITY AGREEMENT



                  THIS OPEN-END MORTGAGE AND SECURITY AGREEMENT (this "Security Instrument") is made as of the 4th day of April, 2002, by PR BEAVER VALLEY LIMITED PARTNERSHIP, a Pennsylvania limited partnership, having its principal place of business at 200 S. Broad St., 3rd Floor, Philadelphia, Pennsylvania 19102, as mortgagor ("Mortgagor"), to COLUMN FINANCIAL, INC., having an address at 11 Madison Avenue, New York, New York 10010-3629, Attention: Edmund Taylor, as mortgagee (together with its successors and assigns, "Mortgagee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, this Security Instrument is given to secure a loan (the "Loan") in the principal sum of Forty Eight Million and No/100 Dollars ($48,000,000.00) advanced pursuant to that certain Loan Agreement, dated as of the date hereof, between Mortgagor and Mortgagee (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Loan Agreement") and evidenced by that certain Promissory Note, dated the date hereof, made by Mortgagor in favor of Mortgagee (such Promissory Note, together with all extensions, renewals, replacements, restatements or modifications thereof, being hereinafter referred to as the "Note");

                  WHEREAS, Mortgagor desires to secure the payment of the Debt (as defined in the Loan Agreement) and the performance of all of its obligations under the Note, the Loan Agreement and the other Loan Documents (as herein defined); and

                  WHEREAS, this Security Instrument is given pursuant to the Loan Agreement, and payment, fulfillment, and performance by Mortgagor of its obligations thereunder and under the other Loan Documents are secured hereby, and each and every term and provision of the Loan Agreement, the Note, and that certain Assignment of Leases and Rents dated as of the date hereof, made by Mortgagor in favor of Mortgagee, delivered in connection with this Security Agreement (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the "Assignment of Leases"), including, without limitation, the rights, remedies, obligations, covenants, conditions, agreements, indemnities, representations and warranties of the parties therein, are hereby incorporated by reference herein as though set forth in full and shall be considered a part of this Security Instrument (the Loan Agreement, the Note, this Security Instrument, the Assignment of Leases and all other documents evidencing or securing the Debt or executed or delivered in connection therewith, are hereinafter referred to collectively as the "Loan Documents").

                  NOW, THEREFORE, in consideration of the making of the Loan by Mortgagee to Mortgagor and the covenants, agreements, representations and warranties set forth in this Security Instrument, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees as follows:

                         ARTICLE 1 - GRANTS OF SECURITY

                  Section 1.1 Property Mortgaged. Mortgagor does hereby irrevocably MORTGAGE, GRANT, BARGAIN, SELL, PLEDGE, ASSIGN, WARRANT, TRANSFER AND CONVEY to Mortgagee and its successors and assigns the following property, rights, interests and estates now owned, or hereafter acquired by Mortgagor (collectively, the "Property"):

                          (a) Land. The real property described in Exhibit A
attached hereto and made a part hereof (the "Land");

                          (b) Additional Land. All additional lands, estates and
development rights hereafter acquired by Mortgagor for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise be expressly made subject to the lien of this Security Instrument;

                          (c) Improvements. The buildings, structures, fixtures,
additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter erected or located on the Land (collectively, the "Improvements");

                          (d) Easements. All easements, rights-of-way or use,
rights, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, and all estates, rights, titles, interests, privileges, liberties, servitudes, tenements, hereditaments and appurtenances of any nature whatsoever, in any way now or hereafter belonging, relating or pertaining to the Land and the Improvements and the reversions and remainders, and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Land, to the center line thereof and all the estates, rights, titles, interests, rights of dower, rights of curtesy, property, possession, claim and demand whatsoever, both at law and in equity, of Mortgagor of, in and to the Land and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                          (e) Equipment. All "equipment," as such term is
defined in Article 9 of the Uniform Commercial Code (as hereinafter defined), now owned or hereafter acquired by Mortgagor, which is used at or in connection with the Improvements or the Land or is located thereon or therein (including, but not limited to, all machinery, equipment, furnishings, and electronic data-processing and other office equipment now owned or hereafter acquired by Mortgagor and any and all additions, substitutions and replacements of any of the foregoing), together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto (collectively, the "Equipment"). Notwithstanding the foregoing, "Equipment" shall not include any property belonging to tenants under leases except to the extent that Mortgagor shall have any right or interest therein;

                          (f) Fixtures. All Equipment now owned, or the
ownership of which is hereafter acquired, by Mortgagor which is so related to the Land and the Improvements forming part of the Property that it is deemed fixtures or real property under the law of the particular state in which the Equipment is located, including, without limitation, all building or construction materials intended for construction, reconstruction, alteration or repair of or installation on the Property, construction equipment, appliances, machinery, plant equipment, fittings, apparatuses, fixtures and other items now or hereafter attached to, installed in or used in connection with (temporarily or permanently) any of the Improvements or the Land, including, but not limited to, engines, devices for the operation of pumps, pipes, plumbing, call and sprinkler systems, fire extinguishing apparatuses and equipment, heating, ventilating, incinerating, electrical, air conditioning and air cooling equipment and systems, gas and electric machinery, appurtenances and equipment, pollution control equipment, security systems, disposals, dishwashers, refrigerators and ranges, recreational equipment and facilities of all kinds, and water, gas, electrical, storm and sanitary sewer facilities, utility lines and equipment (whether owned individually or jointly with others, and, if owned jointly, to the extent of Mortgagor's interest therein) and all other utilities whether or not situated in easements, all water tanks, water supply, water power sites, fuel stations, fuel tanks, fuel supply, and all other structures, together with all accessions, appurtenances, additions, replacements, betterments and substitutions for any of the foregoing and the proceeds thereof (collectively, the "Fixtures"). Notwithstanding the foregoing, "Fixtures" shall not include any property which tenants are entitled to remove pursuant to leases except to the extent that Mortgagor shall have any right or interest therein;

                          (g) Personal Property. All furniture, furnishings,
objects of art, machinery, goods, tools, supplies, appliances, general intangibles, contract rights, accounts, accounts receivable, franchises, licenses, certificates and permits, and all other personal property of any kind or character whatsoever as defined in and subject to the provisions of the Uniform Commercial Code, whether tangible or intangible, other than Fixtures, which are now or hereafter owned by Mortgagor and which are located within or about the Land and the Improvements, together with all accessories, replacements and substitutions thereto or therefor and the proceeds thereof (collectively, the "Personal Property"), and the right, title and interest of Mortgagor in and to any of the Personal Property which may be subject to any security interests, as defined in the Uniform Commercial Code, as adopted and enacted by the state or states where any of the Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Security Instrument and all proceeds and products of the above;

                          (h) Leases and Rents. All leases, subleases or
sub-subleases, lettings, licenses, concessions or other agreements (whether written or oral) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of the Land and the Improvements, and every modification, amendment or other agreement relating to such leases, subleases, sub-subleases, or other agreements entered into in connection with such leases, subleases, sub-subleases, or other agreements and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto, heretofore or hereafter entered into (collectively, the "Leases"), whether before or after the filing by or against Mortgagor of any petition for relief under 11 U.S.C. ss.101 et seq., as the same may be amended from time to time (the "Bankruptcy Code") and all right, title and interest of Mortgagor, its successors and assigns therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Land and the Improvements whether paid or accruing before or after the filing by or against Mortgagor of any petition for relief under the Bankruptcy Code (collectively, the "Rents"), and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                          (i) Condemnation Awards. All awards or payments,
including interest thereon, which may heretofore and hereafter be made with respect to the Property, whether from the exercise of the right of eminent domain (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of the right), or for a change of grade, or for any other injury to or decrease in the value of the Property;

                          (j) Insurance Proceeds. All proceeds in respect of the
Property under any insurance policies covering the Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Property;

                          (k) Tax Certiorari. All refunds, rebates or credits in
connection with reduction in real estate taxes and assessments charged against the Property as a result of tax certiorari or any applications or proceedings for reduction;

                          (l) Conversion. All proceeds of the conversion,
voluntary or involuntary, of any of the foregoing including, without limitation, proceeds of insurance and condemnation awards, into cash or liquidation claims;

                          (m) Rights. The right, in the name and on behalf of
Mortgagor, to appear in and defend any action or proceeding brought with respect to the Property and to commence any action or proceeding to protect the interest of Mortgagee in the Property;

                          (n) Agreements. All agreements, contracts,
certificates, instruments, franchises, permits, licenses, plans, specifications and other documents, now or hereafter entered into, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction, management or operation of the Land and any part thereof and any Improvements or any business or activity conducted on the Land and any part thereof and all right, title and interest of Mortgagor therein and thereunder, including, without limitation, the right, upon the happening of any default hereunder, to receive and collect any sums payable to Mortgagor thereunder;

                          (o) Trademarks. All tradenames, trademarks,
servicemarks, logos, copyrights, goodwill, books and records and all other general intangibles relating to or used in connection with the operation of the Property;

                          (p) Accounts. All reserves, escrows and deposit
accounts maintained by Mortgagor with respect to the Property, including, without limitation, all accounts established pursuant to the Cash Management Agreement, including, without limitation, that certain Account Number _______________ at Wilmington Trust of Pennsylvania; together with all deposits or wire transfers made to the Lockbox Account (as defined in the Loan Agreement) and all cash, checks, drafts, certificates, securities, investment property, financial assets, instruments and other property held therein from time to time and all proceeds, products, distributions or dividends or substitutions thereon and thereof; and

                          (q) Other Rights. Any and all other rights of
Mortgagor in and to the items set forth in Subsections (a) through (p) above.

                  AND without limiting any of the other provisions of this Security Instrument, to the extent permitted by applicable law, Mortgagor expressly grants to Mortgagee, as secured party, a security interest in the portion of the Property which is or may be subject to the provisions of the Uniform Commercial Code which are applicable to secured transactions; it being understood and agreed that the Improvements and the Fixtures are part and parcel of the Land (the Land, the Improvements and the Fixtures being collectively referred to herein as the "Real Property") appropriated to the use thereof and, whether affixed or annexed to the Real Property or not, shall for the purposes of this Security Instrument be deemed conclusively to be real estate and mortgaged hereby.

                  Section 1.2 Assignment of Rents. Mortgagor hereby absolutely and unconditionally assigns to Mortgagee all of Mortgagor's right, title and interest in and to all current and future Leases and Rents; it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Nevertheless, subject to the terms of the Assignment of Leases, the Cash Management Agreement and Section 7.1(h) of this Security Instrument, Mortgagee grants to Mortgagor a revocable license to collect, receive, use and enjoy the Rents and Mortgagor shall hold the Rents, or a portion thereof sufficient to discharge all current sums due on the Debt, for use in the payment of such sums.

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                  Section 1.3 Security Agreement. This Security Instrument is
both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Property. By executing and delivering this Security Instrument, Mortgagor hereby grants to Mortgagee, as security for the Obligations (hereinafter defined), a security interest in the Fixtures, the Equipment and the Personal Property to the full extent that the Fixtures, the Equipment and the Personal Property may be subject to the Uniform Commercial Code (said portion of the Property so subject to the Uniform Commercial Code being called the "Collateral"). If an Event of Default (as defined in the Loan Agreement) shall occur and be continuing, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee after the occurrence and during the continuance of an Event of Default, Mortgagor shall, at its expense, assemble the Collateral and make it available to Mortgagee at a convenient place (at the Land if tangible property) reasonably acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable legal expenses and attorneys' fees, incurred or paid by Mortgagee in protecting its interest in the Collateral and in enforcing its rights hereunder with respect to the Collateral after the occurrence and during the continuance of an Event of Default. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall, except as otherwise provided by applicable law, constitute reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may, except as otherwise required by applicable law, be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper. Mortgagor's (debtor's) principal place of business is as set forth on page one hereof and the address of Mortgagee (secured party) is as set forth on page one hereof.

                  Section 1.4 Fixture Filing. Certain of the Property is or will become "fixtures" (as that term is defined in the Uniform Commercial Code) on the Land, and this Security Instrument, upon being filed for record in the real estate records of the city or county wherein such fixtures are situated, shall operate also as a financing statement filed as a fixture filing in accordance with the applicable provisions of said Uniform Commercial Code upon such of the Property that is or may become fixtures.

                  Section 1.5 Pledges of Monies Held. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter held by Mortgagee or on behalf of Mortgagee, including, without limitation, any sums deposited in the Lockbox Account, the Reserve Funds (as defined in the Loan Agreement) and Net Proceeds (as defined in the Loan Agreement), as additional security for the Obligations until expended or applied as provided in this Security Instrument.

                               CONDITIONS TO GRANT

                  TO HAVE AND TO HOLD the above granted and described Property unto and to the use and benefit of Mortgagee and its successors and assigns, forever;

                  PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note, the Loan Agreement and this Security Instrument, shall well and truly perform the Other Obligations (hereinafter defined) as set forth in this Security Instrument and shall well and truly abide by and comply with each and every covenant and condition set forth herein and in the Note, the Loan Agreement and the other Loan Documents, these presents and the estate hereby granted shall cease, terminate and be void; provided, however, that Mortgagor's obligation to indemnify and hold harmless Mortgagee pursuant to the provisions hereof shall survive any such payment or release.


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                    ARTICLE 2 - DEBT AND OBLIGATIONS SECURED

                  Section 2.1 Debt. This Security Instrument and the grants, assignments and transfers made in Article 1 are given for the purpose of securing the Debt.

                  Section 2.2 Other Obligations. This Security Instrument and the grants, assignments and transfers made in Article 1 are also given for the purpose of securing the following (the "Other Obligations"):

                          (a) the performance of all other obligations of
Mortgagor contained herein;

                          (b) the performance of each obligation of Mortgagor
contained in the Loan Agreement and any other Loan Document; and

                          (c) the performance of each obligation of Mortgagor
contained in any renewal, extension, amendment, modification, consolidation, change of, or substitution or replacement for, all or any part of the Note, the Loan Agreement or any other Loan Document.

                  Section 2.3 Debt and Other Obligations. Mortgagor's obligations for the payment of the Debt and the performance of the Other Obligations shall be referred to collectively herein as the "Obligations."


                        ARTICLE 3 - MORTGAGOR COVENANTS

                  Mortgagor covenants and agrees that:

                  Section 3.1 Payment of Debt. Mortgagor will pay the Debt at the time and in the manner provided in the Loan Agreement, the Note and this Security Instrument.


                  Section 3.2 Incorporation by Reference. All the covenants, conditions and agreements contained in (a) the Loan Agreement, (b) the Note and
(c) all and any of the other Loan Documents, are hereby made a part of this Security Instrument to the same extent and with the same force as if fully set forth herein.

                  Section 3.3 Insurance. Mortgagor shall obtain and maintain, or cause to be maintained, in full force and effect at all times insurance with respect to Mortgagor and the Property as required pursuant to the Loan Agreement.

                  Section 3.4 Maintenance of Property. Mortgagor shall cause the Property to be maintained in a good and safe condition and repair. The Improvements, the Fixtures, the Equipment and the Personal Property shall not be removed, demolished or materially altered (except for normal replacement of the Fixtures, the Equipment or the Personal Property, tenant finish and refurbishment of the Improvements) without the consent of Mortgagee. Mortgagor shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty (as defined in the Loan Agreement) or become damaged, worn or dilapidated or which may be affected by any Condemnation (as defined in the Loan Agreement), and shall complete and pay for any structure at any time in the process of construction or repair on the Land.

                  Section 3.5 Waste. Mortgagor shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property, or take any action that might invalidate or allow the cancellation of any Policy (as defined in the Loan Agreement), or do or permit to be done thereon anything that may in any way materially impair the value of the Property or the security of this Security Instrument. Mortgagor will not, without the prior written consent of Mortgagee, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof.

                  Section 3.6 Payment for Labor and Materials.

                          (a) Mortgagor will promptly pay when due all bills and
costs for labor, materials, and specifically fabricated materials ("Labor and Material Costs") incurred in connection with the Property and never permit to exist beyond the due date thereof in respect of the Property or any part thereof any lien or security interest, even though inferior to the liens and the security interests hereof, and in any event never permit to be created or exist in respect of the Property or any part thereof any other or additional lien or security interest other than the liens or security interests hereof except for the Permitted Encumbrances (as defined in the Loan Agreement).

                          (b) After prior written notice to Mortgagee,
Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any of the Labor and Material Costs, provided that (i) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (ii) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (iii) such proceeding shall suspend the collection of the Labor and Material Costs from Mortgagor and from the Property or Mortgagor shall have paid all of the Labor and Material Costs under protest, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, (v) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, and (vi) Mortgagor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Mortgagee to insure the payment of any contested Labor and Material Costs, together with all interest and penalties thereon.

                  Section 3.7 Performance of Other Agreements. Mortgagor shall observe and perform each and every term, covenant and provision to be observed or performed by Mortgagor pursuant to the Loan Agreement, any other Loan Document and any other agreement or recorded instrument affecting or pertaining to the Property and any amendments, modifications or changes thereto.

                  Section 3.8 Change of Name, Identity or Structure. Mortgagor shall not change Mortgagor's name, identity (including its trade name or names) or, if not an individual, Mortgagor's corporate, partnership or other structure without notifying Mortgagee of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Mortgagor's structure, without first obtaining the prior written consent of Mortgagee. Mortgagor shall execute and deliver to Mortgagee, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Mortgagee to establish or maintain the validity, perfection and priority of the security interest granted herein. At the request of Mortgagee, Mortgagor shall execute a certificate in form satisfactory to Mortgagee listing the trade names under which Mortgagor intends to operate the Property, and representing and warranting that Mortgagor does business under no other trade name with respect to the Property.

                  Section 3.9 Title. Mortgagor has good, marketable and insurable fee simple title to the real property comprising part of the Property and good title to the balance of such Property, free and clear all Liens (as defined in the Loan Agreement) whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the Property or Mortgagor's ability to repay the Loan. This Security Instrument, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first priority lien on the Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting the Property which are past due and are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents unless such claims for payments are being contested in accordance with the terms and conditions of this Security Instrument.

                     ARTICLE 4 - OBLIGATIONS AND RELIANCES

                  Section 4.1 Relationship of Mortgagor and Mortgagee. The relationship between Mortgagor and Mortgagee is solely that of debtor and creditor, and Mortgagee has no fiduciary or other special relationship with Mortgagor, and no term or condition of any of the Loan Agreement, the Note, this Security Instrument and the other Loan Documents shall be construed so as to deem the relationship between Mortgagor and Mortgagee to be other than that of debtor and creditor.

                  Section 4.2 No Reliance on Mortgagee. The general partners, members, principals and (if Mortgagor is a trust) beneficial owners of Mortgagor are experienced in the ownership and operation of properties similar to the Property, and Mortgagor and Mortgagee are relying solely upon such expertise and business plan in connection with the ownership and operation of the Property. Mortgagor is not relying on Mortgagee's expertise, business acumen or advice in connection with the Property.


                  Section 4.3 No Mortgagee Obligations.

                          (a) Notwithstanding the provisions of Subsections
1.1(h) and (n) or Section 1.2, Mortgagee is not undertaking the performance of
(i) any obligations under the Leases; or (ii) any obligations with respect to such agreements, contracts, certificates, instruments, franchises, permits, trademarks, licenses and other documents.

                          (b) By accepting or approving anything required to be
observed, performed or fulfilled or to be given to Mortgagee pursuant to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents, including, without limitation, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal, or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, the legality or effectiveness of same, and such acceptance or approval thereof shall not constitute any warranty or affirmation with respect thereto by Mortgagee.

                  Section 4.4 Reliance. Mortgagor recognizes and acknowledges that in accepting the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, Mortgagee is expressly and primarily relying on the truth and accuracy of the warranties and representations set forth in Section 4.1 of the Loan Agreement without any obligation to investigate the Property and notwithstanding any investigation of the Property by Mortgagee; that such reliance existed on the part of Mortgagee prior to the date hereof, that the warranties and representations are a material inducement to Mortgagee in making the Loan; and that Mortgagee would not be willing to make the Loan and accept this Security Instrument in the absence of the warranties and representations as set forth in Section 4.1 of the Loan Agreement.

                         ARTICLE 5 - FURTHER ASSURANCES

                  Section 5.1 Recording of this Security Instrument, Etc. Mortgagor forthwith upon the execution and delivery of this Security Instrument and thereafter, from time to time, will cause this Security Instrument and any of the other Loan Documents creating a lien or security interest or evidencing the lien hereof upon the Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect and perfect the lien or security interest hereof upon, and the interest of Mortgagee in, the Property. Mortgagor will pay all taxes, filing, registration or recording fees, and all expenses incident to the preparation, execution, acknowledgment and/or recording of the Note, this Security Instrument, the other Loan Documents, any note, deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property and any instrument of further assurance, and any modification or amendment of the foregoing documents, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Security Instrument, any deed of trust or mortgage supplemental hereto, any security instrument with respect to the Property or any instrument of further assurance, and any modification or amendment of the foregoing documents, except where prohibited by law so to do.

                  Section 5.2 Further Acts, etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every further acts, deeds, conveyances, deeds of trust, mortgages, assignments, notices of assignments, transfers and assurances as Mortgagee shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby mortgaged, deeded, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Security Instrument or for filing, registering or recording this Security Instrument, or for complying with all Legal Requirements (as defined in the Loan Agreement). Mortgagor, on demand, will execute and deliver, and in the event it shall fail to so execute and deliver, hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements to evidence more effectively the security interest of Mortgagee in the Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including without limitation, such rights and remedies available to Mortgagee pursuant to this Section 5.2.

                  Section 5.3 Changes in Tax, Debt, Credit and Documentary Stamp Laws.

                          (a) If any law is enacted or adopted or amended after
the date of this Security Instrument which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Property, Mortgagor will pay the tax, with interest and penalties thereon, if any. If Mortgagee is advised by counsel chosen by it that the payment of tax by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury then Mortgagee shall have the option by written notice of not less than one hundred twenty (120) days to declare the Debt immediately due and payable.

                          (b) Mortgagor will not claim or demand or be entitled
to any credit or credits on account of the Debt for any part of the Taxes or Other Charges (as those terms are defined in the Loan Agreement) assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of this Security Instrument or the Debt. If such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

                          (c) If at any time the United States of America, any
State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note, this Security Instrument, or any of the other Loan Documents or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

                  Section 5.4 Severing of Documents. This Security Instrument and the Note shall, at any time until the same shall be fully paid and satisfied, at the sole election of Mortgagee, be severed into two or more notes and two or more security instruments in such denominations as Mortgagee shall determine in its sole discretion, each of which shall cover all or a portion of the Property to be more particularly described therein. To that end, Mortgagor, upon written request of Mortgagee, shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered by the then owner of the Property, to Mortgagee and/or its designee or designees substitute notes and security instruments in such principal amounts, aggregating not more than the then unpaid principal amount of this Security Instrument, and containing terms, provisions and clauses similar to those contained herein and in the Note, and such other documents and instruments as may be required by Mortgagee, however, any such substitute notes shall have the same initial weighted average coupon of the original note (but such substitute notes may change the interest rate and amortization of the Loan so long as the aggregate monthly payment of such note(s) shall be the same as the constant monthly payment due under the Note).

                  Section 5.5 Replacement Documents. Upon receipt of an affidavit of an officer of Mortgagee as to the loss, theft, destruction or mutilation of the Note or any other Loan Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other Loan Document, Mortgagor will issue, in lieu thereof, a replacement Note or other Loan Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Loan Document in the same principal amount thereof and otherwise of like tenor. Mortgagee, simultaneously with the delivery of a replacement Note in accordance with the forgoing sentence shall deliver to Mortgagor or cause any custodian or loan servicer who was responsible for the safekeeping of the Note at the time of its loss, theft, destruction or mutilation to deliver to Mortgage, an indemnity indemnifying and holding Mortgagor harmless from and against any liability, cost or expense arising solely as a result of the Note having been lost, stolen, destroyed or mutilated.

                      ARTICLE 6 - DUE ON SALE/ENCUMBRANCE


                  Section 6.1 Mortgagee Reliance. Mortgagor acknowledges that Mortgagee has examined and relied on the experience of Mortgagor and its general partners, members, principals and (if Mortgagor is a trust) beneficial owners in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Mortgagor's ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Property so as to ensure that, should Mortgagor default in the repayment of the Debt or the performance of the Other Obligations, Mortgagee can recover the Debt by a sale of the Property.

                  Section 6.2 No Sale/Encumbrance. Neither Mortgagor nor any Restricted Party (as defined in the Loan Agreement) shall Transfer (as defined in the Loan Agreement) the Property or any part thereof or any interest therein or permit or suffer the Property or any part thereof or any interest therein to be Transferred other than as expressly permitted pursuant to the terms of the Loan Agreement.

                  ARTICLE 7 - RIGHTS AND REMEDIES UPON DEFAULT

                  Section 7.1 Remedies. Upon the occurrence and during the continuance of any Event of Default, Mortgagor agrees that Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Property, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                          (a) declare the entire unpaid Debt to be immediately
due and payable;

                          (b) institute proceedings, judicial or otherwise, for
the complete foreclosure of this Security Instrument under any applicable provision of law, in which case the Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                          (c) with or without entry, to the extent permitted and
pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Security Instrument for the portion of the Debt then due and payable, subject to the continuing lien and security interest of this Security Instrument for the balance of the Debt not then due, unimpaired and without loss of priority;

                          (d) sell for cash or upon credit the Property or any
part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                          (e) institute an action, suit or proceeding in equity
for the specific performance of any covenant, condition or agreement contained herein, in the Note, the Loan Agreement or in the other Loan Documents;

                          (f) recover judgment on the Note either before, during
or after any proceedings for the enforcement of this Security Instrument or the other Loan Documents;

                          (g) apply for the appointment of a receiver, trustee,
liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of Mortgagor, any guarantor or indemnitor with respect to the Loan or any Person liable for the payment of the Debt, and Mortgagor hereby consents to the appointment of such receiver, trustee, liquidator or conservator;

                          (h) the license granted to Mortgagor under Section 1.2
hereof shall automatically be revoked and Mortgagee may enter into or upon the Property, either personally or by its agents, nominees or attorneys, and dispossess Mortgagor and its agents and servants therefrom, without liability for trespass, damages or otherwise and exclude Mortgagor and its agents or servants wholly therefrom, and take possession of all books, records and accounts relating thereto and Mortgagor agrees to surrender possession of the Property and of such books, records and accounts to Mortgagee upon demand, and thereupon Mortgagee may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Property and conduct the business thereat; (ii) complete any construction on the Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Property; (iv) exercise all rights and powers of Mortgagor with respect to the Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents of the Property and every part thereof; (v) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of such part of the Property as may be occupied by Mortgagor; (vi) require Mortgagor to vacate and surrender possession of the Property to Mortgagee or to such receiver and, in default thereof, Mortgagor may be evicted by summary proceedings or otherwise; and (vii) apply the receipts from the Property to the payment of the Debt, in such order, priority and proportions as Mortgagee shall deem appropriate in its sole discretion after deducting therefrom all expenses (including reasonable attorneys' fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the Taxes, Other Charges, insurance and other expenses in connection with the Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

                          (i) exercise any and all rights and remedies granted
to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing: (i) the right to take possession of the Fixtures, the Equipment and the Personal Property or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Fixtures, the Equipment and the Personal Property, and (ii) request Mortgagor at its expense to assemble the Fixtures, the Equipment and the Personal Property and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Fixtures, the Equipment and/or the Personal Property sent to Mortgagor in accordance with the provisions hereof at least ten (10) days prior to such action, shall constitute commercially reasonable notice to Mortgagor;

                          (j) apply any sums then deposited or held in escrow or
otherwise by or on behalf of Mortgagee in accordance with the terms of the Loan Agreement, this Security Instrument or any other Loan Document to the payment of the following items in any order in its uncontrolled discretion:

                              (i) Taxes and Other Charges,

                              (ii) Insurance Premiums (as defined in the Loan
                  Agreement),

                              (iii) Interest on the unpaid principal balance of
                  the Note,

                              (iv) Amortization of the unpaid principal balance
                  of the Note, and

                              (v) All other sums payable pursuant to the Note,
                  the Loan Agreement, this Security Instrument and the other Loan Documents, including, without limitation, advances made by Mortgagee pursuant to the terms of this Security Instrument;


                          (k) apply the undisbursed balance of any Net Proceeds
Deficiency deposit (as defined in the Loan Agreement), together with interest thereon, to the payment of the Debt in such order, priority and proportions as Mortgagee shall deem to be appropriate in its discretion; or

                          (l) pursue such other remedies as Mortgagee may have
under applicable law.

In the event of a sale, by foreclosure, power of sale or otherwise, of less than all of Property, this Security Instrument shall continue as a lien and security interest on the remaining portion of the Property unimpaired and without loss of priority.

                  Section 7.2 Application of Proceeds. The purchase money, proceeds and avails of any disposition of the Property, and/or any part thereof, or any other sums collected by Mortgagee pursuant to the Note, this Security Instrument or the other Loan Documents, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its discretion shall deem proper.

                  Section 7.3 Right to Cure Defaults. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make any payment or do any act required of Mortgagor hereunder in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Property for such purposes, or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose this Security Instrument or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees to the extent permitted by law), with interest as provided in this Section 7.3, shall constitute a portion of the Debt and shall be due and payable to Mortgagee upon demand. All such costs and expenses incurred by Mortgagee in remedying such Event of Default or such failed payment or act or in appearing in, defending, or bringing any such action or proceeding shall bear interest at the Default Rate (as defined in the Loan Agreement), for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee together with interest thereon calculated at the Default Rate shall be deemed to constitute a portion of the Debt and be secured by this Security Instrument and the other Loan Documents and shall be immediately due and payable upon demand by Mortgagee therefor.

                  Section 7.4 Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its discretion, decides should be brought to protect its interest in the Property.

                  Section 7.5 Recovery of Sums Required To Be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

                  Section 7.6 Examination of Books and Records. At reasonable times and upon reasonable notice, Mortgagee, its agents, accountants and attorneys shall have the right to examine the records, books, management and other papers of Mortgagor which reflect upon its financial condition, at the Property or at any office regularly maintained by Mortgagor where the books and records are located. Mortgagee and its agents shall have the right to make copies and extracts from the foregoing records and other papers. In addition, at reasonable times and upon reasonable notice, Mortgagee, its agents, accountants and attorneys shall have the right to examine and audit the books and records of Mortgagor pertaining to the income, expenses and operation of the Property during reasonable business hours at any office of Mortgagor where the books and records are located. This Section 7.6 shall apply throughout the term of the Note and without regard to whether an Event of Default has occurred or is continuing.

                  Section 7.7 Other Rights, Etc.

                          (a) The failure of Mortgagee to insist upon strict
performance of any term hereof shall not be deemed to be a waiver of any term of this Security Instrument. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (i) the failure of Mortgagee to comply with any request of Mortgagor or any guarantor or indemnitor with respect to the Loan to take any action to foreclose this Security Instrument or otherwise enforce any of the provisions hereof or of the Note or the other Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Security Instrument or the other Loan Documents.

                          (b) It is agreed that the risk of loss or damage to
the Property is on Mortgagor, and Mortgagee shall have no liability whatsoever for decline in value of the Property, for failure to maintain the Policies, or for failure to determine whether insurance in force is adequate as to the amount of risks insured. Possession by Mortgagee shall not be deemed an election of judicial relief if any such possession is requested or obtained with respect to any of the Property or collateral not in Mortgagee's possession.

                          (c) Mortgagee may resort for the payment of the Debt
to any other security held by Mortgagee in such order and manner as Mortgagee, in its discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclose this Security Instrument. The rights of Mortgagee under this Security Instrument shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

                  Section 7.8 Right to Release Any Portion of the Property. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the lien or priority of this Security Instrument, or improving the position of any subordinate lienholder with respect thereto, except to the extent that the obligations hereunder shall have been reduced by the actual monetary consideration, if any, received by Mortgagee for such release, and may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lienholder. This Security Instrument shall continue as a lien and security interest in the remaining portion of the Property.

                  Section 7.9 Violation of Laws. If the Property is not in material compliance with Legal Requirements, Mortgagee may impose reasonable additional requirements upon Mortgagor in connection herewith including, without limitation, monetary reserves or financial equivalents.

                  Section 7.10 Recourse and Choice of Remedies. Notwithstanding any other provision of this Security Instrument or the Loan Agreement, including, without limitation, Section 9.4 of the Loan Agreement, Mortgagee and other Indemnified Parties (as hereinafter defined) are entitled to enforce the obligations of Mortgagor, any guarantor and indemnitor contained in Sections 9.2, 9.3 and 9.4 herein without first resorting to or exhausting any security or collateral and without first having recourse to the Note or any of the Property, through foreclosure or acceptance of a deed in lieu of foreclosure or otherwise, and in the event Mortgagee commences a foreclosure action against the Property, Mortgagee is entitled to pursue a deficiency judgment with respect to such obligations against Mortgagor and any guarantor or indemnitor with respect to the Loan. The provisions of Sections 9.2, 9.3 and 9.4 herein are exceptions to any non-recourse or exculpation provisions in the Loan Agreement, the Note, this Security Instrument or the other Loan Documents, and Mortgagor and any guarantor or indemnitor with respect to the Loan are fully and personally liable for the obligations pursuant to Sections 9.2, 9.3 and 9.4 herein. The liability of Mortgagor and any guarantor or indemnitor with respect to the Loan pursuant to Sections 9.2, 9.3 and 9.4 herein is not limited to the original principal amount of the Note. Notwithstanding the foregoing, nothing herein shall inhibit or prevent Mortgagee from foreclosing or exercising any other rights and remedies pursuant to the Loan Agreement, the Note, this Security Instrument and the other Loan Documents, whether simultaneously with foreclosure proceedings or in any other sequence. A separate action or actions may be brought and prosecuted against Mortgagor pursuant to Sections 9.2, 9.3 and 9.4 herein whether or not action is brought against any other Person or whether or not any other Person is joined in the action or actions. In addition, Mortgagee shall have the right but not the obligation to join and participate in, as a party if it so elects, any administrative or judicial proceedings or actions initiated in connection with any matter addressed in Article 8 or Section 9.4 herein.

                  Section 7.11 Right of Entry. Upon reasonable notice to Mortgagor, Mortgagee and its agents shall have the right to enter and inspect the Property at all reasonable times.

                       ARTICLE 8 - ENVIRONMENTAL HAZARDS

                  Section 8.1 Environmental Representations and Warranties. Except as otherwise disclosed by that certain Phase I environmental report (or Phase II environmental report, if required) with respect to the Property delivered to Mortgagee by Mortgagor in connection with the origination of the Loan (such report is referred to below as the "Environmental Report"), (a) there are no Hazardous Substances (defined below) or underground storage tanks in, on, or under the Property, except those that are both (i) in compliance with Environmental Laws (defined below) and with permits issued pursuant thereto and
(ii) fully disclosed to Mortgagee in writing pursuant the Environmental Report;
(b) there are no past, present or, to the best of Mortgagor's knowledge, threatened Releases (defined below) of Hazardous Substances in, on, under or from the Property which has not been fully remediated in accordance with Environmental Law; (c) there is, to the best of Mortgagor's knowledge, no threat of any Release of Hazardous Substances migrating to the Property; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Property which has not been fully remediated in accordance with Environmental Law; (e) Mortgagor does not know of, and has not received, any written or oral notice or other communication from any Person (including but not limited to a Governmental Authority) relating to Hazardous Substances or Remediation (defined below) thereof, of possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Mortgagor has truthfully and fully provided to Mortgagee, in writing, any and all information relating to conditions in, on, under or from the Property that is known to Mortgagor and all information that is contained in Mortgagor's files and records, including, but not limited to, any reports relating to Hazardous Substances in, on, under or from the Property and/or to the environmental condition of the Property. As used herein:

                          (a) "Environmental Law" means any present and future
federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or relating to liability for or costs of other actual or threatened danger to human health or the environment and applicable to Mortgagor or the Property. The term "Environmental Law" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Substances Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term "Environmental Law" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations, permits or authorizations, and the like, as well as common law, that (i) condition transfer of property upon a negative declaration or other approval of a Governmental Authority of the environmental condition of the Property; (ii) require notification or disclosure of Releases of Hazardous Substances or other environmental condition of the Property to any Governmental Authority or other Person, whether or not in connection with transfer of title to or interest in property; (iii) impose conditions or requirements in connection with permits or other authorization for lawful activity; (iv) relate to nuisance, trespass or other causes of action related to the Property; or (v) relate to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Property.

                          (b) "Hazardous Substances" include, but are not
limited to, any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment, including but not limited to petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, but excluding substances of kinds and in amounts ordinarily and customarily used or stored in similar properties for the purpose of cleaning or other maintenance or operations and otherwise in compliance with all Environmental Laws.

                          (c) "Release" of any Hazardous Substance includes but
is not limited to any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances.

                          (d) "Remediation" includes, but is not limited to, (i)
any response, remedial, removal, or corrective action; (ii) any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance; (iii) any actions to prevent, cure or mitigate any Release of any Hazardous Substance; (iv) any action to comply with any Environmental Laws or with any permits issued pursuant thereto; and (v) any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or to anything referred to in this Article 8.

                          (e) Environmental Covenants. Mortgagor covenants and
agrees that: (a) all uses and operations on or of the Property, whether by Mortgagor or any other Person, shall be in compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances in, on, under or from the Property that remain unremedied in accordance with Environmental Law for a period of thirty (30) days from the date of Mortgagor obtaining knowledge (actual or constructive) of such Release;
(c) there shall be no Hazardous Substances in, on, or under the Property, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Mortgagee in writing; (d) Mortgagor shall keep the Property free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Mortgagor or any other Person (the "Environmental Liens");
(e) Mortgagor shall, at its sole cost and expense, fully and expeditiously cooperate in all activities pursuant to Section 8.3 below, including but not limited to providing all relevant information and making knowledgeable persons available for interviews; (f) Mortgagor shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Property, pursuant to any written request of Mortgagee made after the occurrence of an Event or Default or in the event that Mortgagee has reason to believe that an environmental hazard exists on the Property (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas), and share with Mortgagee the reports and other results thereof, and Mortgagee and the other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (g) Mortgagor shall, at its sole cost and expense, comply with all reasonable written requests of Mortgagee made in the event that Mortgagee has reason to believe that an environmental hazard exists on the Property (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Property, (ii) comply with any Environmental Law,
(iii) comply with any directive from any Governmental Authority, provided, however, that after prior written notice to Mortgagee, Mortgagor, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the validity or application in whole or in part of any of such directive, provided that (T) no Event of Default has occurred and is continuing under the Loan Agreement, the Note, this Security Instrument or any of the other Loan Documents, (U) Mortgagor is permitted to do so under the provisions of any other mortgage, deed of trust or deed to secure debt affecting the Property, (V) such proceeding shall suspend the obligation of Mortgagor to comply with such directive, (W) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Mortgagor is subject and shall not constitute a default thereunder, (X) neither the Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (Y) Mortgagor shall have furnished the security as may be required in the proceeding, or as may be reasonably requested by Mortgagee to insure the compliance with such directive, and (Z) such proceeding shall be permitted under and be conducted in accordance with Environmental Law; and (iv) take any other reasonable action necessary or appropriate for protection of human health or the environment; (h) Mortgagor shall not do or allow any tenant or other user of the Property to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any Person (whether on or off the Property), impairs or may impair the value of the Property, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Property; (i) Mortgagor shall immediately notify Mortgagee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances in, on, under, from or migrating towards the Property of which Mortgagor has actual knowledge, (ii) any non-compliance with any Environmental Laws related in any way to the Property of which Mortgagor has actual knowledge, (iii) any actual or potential Environmental Lien of which Mortgagor has actual knowledge, (iv) any required or proposed Remediation of environmental conditions relating to the Property of which Mortgagor has actual knowledge, and (v) any written or oral notice or other communication of which Mortgagor becomes aware from any source whatsoever (including, but not limited to, a governmental entity) relating in any way to Hazardous Substances or Remediation thereof, possible liability of any Person pursuant to any Environmental Law, other environmental conditions in connection with the Property, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Article 8; and (j) Mortgagor covenants and agrees: (A) within thirty (30) days after the date hereof, to (i) notify Sears (as defined in the Loan Agreement) that it must reissue the appropriate documentation to the Pennsylvania Department of Environmental Protection correcting inconsistencies contained in the document dated October 25, 1999 in connection with the closure of the former waste oil tank as more particularly described in that certain phase II environmental site assessment for the Property prepared by URS dated March 6, 2002, and (ii) use its best efforts to ensure that same is completed to the satisfaction of Mortgagor and in compliance with all Environmental Laws, and (B) within fifteen
(15) days of Mortgagor's receipt of evidence of the reissuing of such documentation, to provide copies of same to Mortgagee.

                  Section 8.2 Mortgagee's Rights. In the event that Mortgagee has reason to believe that an environmental hazard exists on the Property that does not, in Mortgagee's sole discretion, endanger any tenants or other occupants of the Property or their guests or the general public or materially and adversely affect the value of the Property, upon reasonable notice from Mortgagee, Mortgagor shall, at Mortgagor's expense, promptly cause an engineer or consultant satisfactory to Mortgagee to conduct any environmental assessment or audit (the scope of which shall be determined in Mortgagee's sole and absolute discretion) and take any samples of soil, groundwater or other water, air, or building materials or any other invasive testing requested by Mortgagee and promptly deliver the results of any such assessment, audit, sampling or other testing; provided, however, if such results are not delivered to Mortgagee within a reasonable period or if Mortgagee has reason to believe that an environmental hazard exists on the Property that, in Mortgagee's sole judgment, endangers any tenant or other occupant of the Property or their guests or the general public or may materially and adversely affect the value of the Property, upon reasonable notice to Mortgagor, Mortgagee and any other Person designated by Mortgagee, including but not limited to any receiver, any representative of a governmental entity, and any environmental consultant, shall have the right, but not the obligation, to enter upon the Property at all reasonable times to assess any and all aspects of the environmental condition of the Property and its use, including but not limited to conducting any environmental assessment or audit (the scope of which shall be determined in Mortgagee's sole and absolute discretion) and taking samples of soil, groundwater or other water, air, or building materials, and reasonably conducting other invasive testing. Mortgagor shall cooperate with and provide Mortgagee and any such Person designated by Mortgagee with access to the Property.

                          ARTICLE 9 - INDEMNIFICATION

                  Section 9.1 General Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, costs, expenses, diminutions in value, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages, and foreseeable and unforeseeable consequential damages, of whatever kind or nature (including, but not limited to, reasonable attorneys' fees and other costs of defense) (collectively, the "Losses") imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) ownership of this Security Instrument, the Property or any interest therein or receipt of any Rents; (b) any amendment to, or restructuring of, the Debt, the Note, the Loan Agreement, this Security Instrument, or any other Loan Documents; (c) any and all lawful action that may be taken by Mortgagee in connection with the enforcement of the provisions of this Security Instrument, the Loan Agreement, the Note or any of the other Loan Documents, whether or not suit is filed in connection with same, or in connection with Mortgagor, any guarantor or Mortgagor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary federal or state bankruptcy, insolvency or similar proceeding; (d) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (e) any use, nonuse or condition in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways;
(f) any failure on the part of Mortgagor to perform or be in compliance with any of the terms of this Security Instrument, the Note, the Loan Agreement or any of the other Loan Documents; (g) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (h) the failure of any person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Security Instrument, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Security Instrument is made; (i) any failure of the Property to be in compliance with any Legal Requirements; (j) the enforcement by any Indemnified Party of the provisions of this Article 9; (k) any and all claims and demands whatsoever which may be asserted against Mortgagee by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any Lease; (l) the payment of any commission, charge or brokerage fee to anyone claiming through Mortgagor which may be payable in connection with the funding of the Loan; or (m) any misrepresentation made by Mortgagor in this Security Instrument or any other Loan Document; excepting, in each of the foregoing events described in clauses
(a) through (k), inclusive, any such Losses that arise solely out of the gross negligence or willful misconduct of any Indemnified Party. Any amounts payable to Mortgagee by reason of the application of this Section 9.1 shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. For purposes of this
Article 9, the term "Indemnified Parties" means Mortgagee and any Person who is or will have been involved in the origination of the Loan, any Person who is or will have been involved in the servicing of the Loan secured hereby, any Person in whose name the encumbrance created by this Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan secured hereby (including, but not limited to, investors or prospective investors in the Securities (as defined in the Loan Agreement), as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan secured hereby for the benefit of third parties) as well as the respective directors, officers, shareholders, partners, employees, agents, servants, representatives, contractors, subcontractors, affiliates, subsidiaries, participants, successors and assigns of any and all of the foregoing (including, but not limited to, any other Person who holds or acquires or will have held a participation or other full or partial interest in the Loan or the Property, whether during the term of the Loan or as a part of or following a foreclosure of the Loan and any successors by merger, consolidation or acquisition of all or a substantial portion of Mortgagee's assets and business).

                  Section 9.2 Mortgage and/or Intangible Tax. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any tax on the making and/or recording of this Security Instrument, the Note or any of the other Loan Documents, but excluding any income, franchise or other similar taxes.

                  Section 9.3 ERISA Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including, without limitation, reasonable attorneys' fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee's sole discretion) that Mortgagee may incur, directly or indirectly, as a result of a default under Sections 4.1.9 or 5.2.12 of the Loan Agreement.

                  Section 9.4 Environmental Indemnification. Mortgagor shall, at its sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses and costs of Remediation (whether or not performed voluntarily), engineers' fees, environmental consultants' fees, and costs of investigation (including, but not limited to, sampling, testing, and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas) imposed upon or incurred by or asserted against any Indemnified Parties, and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any presence of any Hazardous Substances in, on, above, or under the Property; (b) any past, present or threatened Release of Hazardous Substances in, on, above, under or from the Property; (c) any activity by Mortgagor, any Person affiliated with Mortgagor or any tenant or other user of the Property in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other Release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from the Property of any Hazardous Substances at any tine located in, under, on or above the Property; (d) any activity by Mortgagor, any Person affiliated with Mortgagor or any tenant or other user of the Property in connection with any actual or proposed Remediation of any Hazardous Substances at any time located in, under, on or above the Property, whether or not such Remediation is voluntary or pursuant to court or administrative order, including, but not limited to, any removal, remedial or corrective action; (e) any past or present non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Property or operations thereon, including, but not limited to, any failure by Mortgagor, any Affiliate of Mortgagor or any tenant or other user of the Property to comply with any order of any Governmental Authority in connection with any Environmental Laws;
(f) the imposition, recording or filing of any Environmental Lien encumbering the Property; (g) any administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in Article 8 and this
Section 9.4; (h) any past, present or threatened injury to, destruction of or loss of natural resources in any way connected with the Property, including, but not limited to, costs to investigate and assess such injury, destruction or loss; (i) any acts of Mortgagor or other users of the Property in arranging for disposal or treatment, or arranging with a transporter for transport for disposal or treatment, of Hazardous Substances owned or possessed by such Mortgagor or other users, at any facility or incineration vessel owned or operated by another Person and containing such or any similar Hazardous Substance; (j) any acts of Mortgagor or other users of the Property in accepting any Hazardous Substances for transport to disposal or treatment facilities, incineration vessels or sites from which there is a Release or a threatened Release of any Hazardous Substance which causes the incurrence of costs for Remediation; (k) any personal injury, wrongful death, or property damage arising under any statutory or common law or tort law theory, including, but not limited to, damages assessed for the maintenance of a private or public nuisance or for the conducting of an abnormally dangerous activity on or near the Property in violation of any Environmental Law or resulting from the presence on the Property of any Hazardous Substance; (1) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations pursuant to Article 8. This indemnity shall survive any termination, satisfaction or foreclosure of this Security Instrument, subject to the provisions of Section 10.5.

                  Section 9.5 Duty to Defend; Attorneys' Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Mortgagor shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, if the defendants in any such claim or proceeding include both Mortgagor and any Indemnified Party and Mortgagor and such Indemnified Party shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Parties that are different from or additional to those available to Mortgagor, such Indemnified Party shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Party, provided that no compromise or settlement shall be entered without Mortgagor's consent, which consent shall not be unreasonably withheld. Upon demand, Mortgagor shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.

                              ARTICLE 10 - WAIVERS

                  Section 10.1 Waiver of Counterclaim. To the extent permitted by applicable law, Mortgagor hereby waives the right to assert a counterclaim, other than a mandatory or compulsory counterclaim, in any action or proceeding brought against it by Mortgagee arising out of or in any way connected with this Security Instrument, the Loan Agreement, the Note, any of the other Loan Documents, or the Obligations.

                  Section 10.2 Marshalling and Other Matters. To the extent permitted by applicable law, Mortgagor hereby waives the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Security Instrument on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Security Instrument and on behalf of all persons to the extent permitted by applicable law.

                  Section 10.3 Waiver of Notice. To the extent permitted by applicable law, Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Security Instrument specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Security Instrument does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

                  Section 10.4 Waiver of Statute of Limitations. To the extent permitted by applicable law, Mortgagor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of the Debt or performance of its Other Obligations.

                  Section 10.5 Survival. The indemnifications made pursuant to Sections 9.3 and 9.4 herein and the representations and warranties, covenants, and other obligations arising under Article 8 hereof, shall continue indefinitely in full force and effect and shall survive and shall in no way be impaired by any of the following: (a) any satisfaction or other termination of this Security Instrument; (b) any assignment or other transfer of all or any portion of this Security Instrument or Mortgagee's interest in the Property (but, in such case, shall benefit both Indemnified Parties and any assignee or transferee); (c) any exercise of Mortgagee's rights and remedies pursuant hereto, including, but not limited to, foreclosure or acceptance of a deed in lieu of foreclosure; (d) any exercise of any rights and remedies pursuant to the Loan Agreement, the Note or any of the other Loan Documents; (e) any transfer of all or any portion of the Property (whether by Mortgagor or by Mortgagee following foreclosure or acceptance of a deed in lieu of foreclosure or at any other time); (f) any amendment to this Security Instrument, the Loan Agreement, the Note or the other Loan Documents; and (g) any act or omission that might otherwise be construed as a release or discharge of Mortgagor from the obligations pursuant hereto.

                            ARTICLE 11 - EXCULPATION

                  The provisions of Section 9.4 of the Loan Agreement are hereby incorporated by reference into this Security Instrument to the same extent and with the same force as if fully set forth herein.

                              ARTICLE 12 - NOTICES

                  All notices or other written communications hereunder shall be delivered in accordance with Section 10.6 of the Loan Agreement.

                          ARTICLE 13 - APPLICABLE LAW

                  Section 13.1 Governing Law. This Security Instrument shall be governed in accordance with the terms and provisions of Section 10.3 of the Loan Agreement.

                  Section 13.2 Usury Laws. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, (a) all agreements and communications between Mortgagor and Mortgagee are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Mortgagee shall never exceed the maximum lawful rate or amount; (b) in calculating whether any interest exceeds the lawful maximum, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Mortgagor to Mortgagee; and (c) if through any contingency or event, Mortgagee receives or is deemed to receive interest in excess of the lawful maximum, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Mortgagor to Mortgagee, or if there is no such indebtedness, shall immediately be returned to Mortgagor.

                  Section 13.3 Provisions Subject to Applicable Law. All rights, powers and remedies provided in this Security Instrument may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of law and are intended to be limited to the extent necessary so that they will not render this Security Instrument invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law. If any term of this Security Instrument or any application thereof shall be invalid or unenforceable, the remainder of this Security Instrument and any other application of the term shall not be affected thereby.

                            ARTICLE 14 - DEFINITIONS

                  All capitalized terms not defined herein shall have the respective meanings set forth in the Loan Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Security Instrument may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Security Instrument," the word "Property" shall include any portion of the Property and any interest therein, and the phrases "attorneys' fees", "legal fees" and "counsel fees" shall include any and all attorneys', paralegal and law clerk fees and disbursements, including, but not limited to, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Property, the Leases and the Rents and enforcing its rights hereunder.

                     ARTICLE 15 - MISCELLANEOUS PROVISIONS

                  Section 15.1 No Oral Change. This Security Instrument, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  Section 15.2 Successors and Assigns. This Security Instrument shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

                  Section 15.3 Inapplicable Provisions. If any term, covenant or condition of the Loan Agreement, the Note or this Security Instrument is held to be invalid, illegal or unenforceable in any respect, the Loan Agreement, the Note and this Security Instrument shall be construed without such provision.

                  Section 15.4 Headings, etc. The headings and captions of various Sections of this Security Instrument are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                  Section 15.5 Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

                  Section 15.6 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any indebtedness heretofore existing against the Property, then, to the extent of the funds so used, Mortgagee shall be subrogated to all of the rights, claims, liens, titles, and interests existing against the Property heretofore held by, or in favor of, the holder of such indebtedness and such former rights, claims, liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Mortgagee and are merged with the lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of Mortgagor's obligations hereunder, under the Loan Agreement, the Note and the other Loan Documents and the performance and discharge of the Other Obligations.

                  Section 15.7 Entire Agreement. The Note, the Loan Agreement, this Security Instrument and the other Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Debt and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect thereto. Mortgagor hereby acknowledges that, except as incorporated in writing in the Note, the Loan Agreement, this Security Instrument and the other Loan Documents, there are not, and were not, and no persons are or were authorized by Mortgagee to make, any representations, understandings, stipulations, agreements or promises, oral or written, with respect to the transaction which is the subject of the Note, the Loan Agreement, this Security Instrument and the other Loan Documents.

                  Section 15.8 Limitation on Mortgagee's Responsibility. No provision of this Security Instrument shall operate to place any obligation or liability for the control, care, management or repair of the Property upon Mortgagee, nor shall it operate to make Mortgagee responsible or liable for any waste committed on the Property by the tenants or any other Person, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any tenant, licensee, employee or stranger. Nothing herein contained shall be construed as constituting Mortgagee a "mortgagee in possession."

                     ARTICLE 16 - STATE-SPECIFIC PROVISIONS

                  Section 16.1 Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article 16 and the terms and conditions of this Security Instrument, the terms and conditions of this Article 16 shall control and be binding.

                  Section 16.2 Future Advances. This Security Instrument is an "Open-End Mortgage" as set forth in 42 PA.C.S.A. ss. 8143 and secures obligations up to a maximum principal amount of indebtedness outstanding at any time equal to Forty Eight Million and No/100 Dollars ($48,000,000.00), plus accrued and unpaid interest, including future advances. It is understood and agreed that this Security Instrument secures present and future advances made for the benefit of Mortgagor and that the lien of such future advances shall relate back to the date of this Security Instrument, and Mortgagor and Mortgagee intend that this Security Instrument be an Open-End Mortgage as described in 42 PA.C.S.A. ss. 8143 and as such be entitled to all the benefits under 42 PA.C.S.A. ss. 8143. All notices to Mortgagee pursuant to 42 PA.C.S.A. ss. 8142 shall be given personally or by certified mail, return receipt requested, to Mortgagee at its address first set forth above.

                  Section 16.3 Interest After Default. If any payment due hereunder or under the Loan Agreement or the Note is not paid when due, either at stated or accelerated maturity or pursuant to any of the terms hereof, then and in such event, Mortgagor shall pay interest thereon from and after the date on which such payment first becomes due at the interest rate provided for in the Loan Agreement and such interest shall be due and payable, on demand, at such rate until the entire amount due is paid to Mortgagee, whether or not any action shall have been taken or proceeding commenced to recover the same or to foreclose this Security Instrument. Nothing in this Section 16.3 or in any other provision of this Security Instrument shall constitute an extension of the time of payment of the Debt. After entry of a judgment on any of the Loan Documents or a judgment in mortgage foreclosure hereunder, interest shall continue to accrue under this Security Instrument at the rates set forth in the Loan Agreement. This Security Instrument shall not, solely for purposes of determining interest payable under the Note, merge with any judgment on any Loan Document or a judgment in mortgage foreclosure under this Security Instrument.

                  Section 16.4 Additional Advances and Disbursements; Costs of Enforcement. If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 16.4, or otherwise under this Security Instrument or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate (as defined in the Loan Agreement), and all such sums, together with interest thereon, shall be secured by this Security Instrument.

                  Section 16.5 Acceleration Remedy. Subject to the notice and cure requirements of the Loan Agreement, upon Mortgagor's breach of any covenant or agreement contained herein, including, but not limited to, the covenants to pay when due any sums secured by this Security Instrument, Mortgagee, in its sole judgment and discretion, may declare all of the sums secured by this Security Instrument to be immediately due and payable without further demand and may foreclose this Security Instrument by judicial proceedings and may invoke any other remedies permitted by applicable law or provided herein. Mortgagee shall be entitled to collect all costs and expenses incurred in pursuing such remedies.

                  Section 16.6 Purchase Money Mortgage. If all or part of the sums secured by this Security Instrument are lent to Mortgagor to acquire title to the Property, this Security Instrument is hereby declared to be a purchase-money mortgage.

                  Section 16.7 Release or Reconveyance. Upon payment in full of the Debt and performance in full of Mortgagor's obligations under this Security Instrument and the other Loan Documents, Mortgagee, at Mortgagor's expense, shall fully release the liens created by this Security Instrument or reconvey the Property to Mortgagor.

                  Section 16.8 CONFESSION OF JUDGMENT FOR POSSESSION. Mortgagor hereby authorizes and empowers any attorney of any court of record in the Commonwealth of Pennsylvania, as attorney for Mortgagor and all persons claiming under or through Mortgagor, to sign an agreement for entering in any competent court an amicable action in ejectment of possession of the Property and to appear for and confess judgment against Mortgagor for recovery by Mortgagee of possession of the Property in the event of any default hereunder or under the Loan Agreement or the Note. This Security Instrument or a copy thereof verified by affidavit shall be a sufficient warrant therefor, and thereupon a writ of possession may issue immediately for possession of the Property, without any prior writ or proceeding and without any stay of execution. Mortgagee may bring an amicable action in ejectment and confess judgment therein before or after the institution of proceedings to foreclose the lien of this Security Instrument or to enforce the Note or the Loan Agreement, or after entry of judgment therein or on the Note or the Loan Agreement, or after a Sheriff's sale of the Property in which Mortgagee is the successful bidder. Mortgagor and Mortgagee agree that this authorization to pursue such proceedings for obtaining possession and confession of judgment is an essential part of the remedies for enforcement of this Security Instrument and the Note and the Loan Agreement and that such authorization shall survive any execution sale to Mortgagee.



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






                  IN WITNESS WHEREOF, this Open-End Mortgage and Security Agreement has been executed by Mortgagor as of the day and year first above written.

                       PR BEAVER VALLEY LIMITED PARTNERSHIP,
                       a Pennsylvania limited partnership

                       By:  PR Beaver Valley LLC,
                            a Delaware limited liability company,
                            its sole general partner

                            By: PREIT Associates, L.P.,
                                a Delaware limited partnership,
                                its sole member

                                By:  Pennsylvania Real Estate
                                     Investment Trust,
                                     a Pennsylvania business trust,
                                     its general partner


                                     By:   /s/ Jeffrey A. Linn
                                           -----------------------------------
                                           Name:  Jeffrey A. Linn
                                           Title: Executive Vice President






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